EXHIBIT 10.14

Change of Control Agreement

Dated	April 5, 2004

(1)  LEICA GEOSYSTEMS A.G.

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(2)  NOVATEL INC.

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(3)  CMC ELECTRONICS INC.

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(4)  ONCAP L.P.

CHANGE OF CONTROL AGREEMENT

CONTENTS

Clause	Subject Matter

1.	Definitions and Interpretation
2.	Change of Control of NovAtel
3.	Offer Right
4.	Term and Termination
5.	Representations and Warranties
6.	Limitation of Liability
7.	Confidentiality
8.	Notices
9.	Assignment
10.	Entire Agreement
11.	General
12.	Several Liability
13.	Dispute Resolution, Governing Law and Venue

Schedules

Schedule 1	List of Leica Competitors

Schedule 1A	List of NovAtel Competitors

Schedule 2	Arbitration Procedures

CHANGE OF CONTROL AGREEMENT

DATE:	April 5, 2004

PARTIES:

(1)           LEICA GEOSYSTEMS A.G., a company registered in Switzerland under number CH-320.3.000.401-5 whose Leica Geosystems registered office is at Heinrich Wild Strasse, CH-9435 Heerbrugg (“Leica Geosystems”)

(2)           NOVATEL INC., a company registered in Canada under number 076226-1 whose registered office is at 1120-68th Avenue N.E., Calgary, Alberta, Canada (“NovAtel”)

(3)           CMC ELECTRONICS INC., a company registered in Canada under number 388613-1 whose registered office is at 600 Dr. Frederik Philips Blvd., Saint-Laurent, Quebec, Canada (“CMC”)

(4)           ONCAP L.P., a limited partnership established in the Province of Ontario whose registered office is at 161 Bay Street, 48th Floor, P.O. Box 220, Toronto, Ontario, Canada (“Oncap”)

RECITALS:

WHEREAS, the parties hereto have entered into that certain Strategic Co-Operation Agreement (as defined below) to establish a long-term strategic co-operative relationship that provides Leica Geosystems with access to GNSS Products (as defined below) on commercially reasonable terms, including as to availability, performance, quality and price.

WHEREAS, the parties wish to provide for certain rights in the event of a Change of Control of NovAtel (as defined below), a Change of Control of CMC (as defined below) and/or the proposed sale by CMC of some or all of its shares in NovAtel.

IT IS AGREED as follows:

1.             Definitions and Interpretation

1.1           In this Agreement, the following words and phrases shall have the following meanings.

“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly, controls or is controlled by or is under common control with the Person specified and, for the purpose of this Agreement, “control” shall mean the possession, directly or indirectly, of (i) 50% or more of the issued and outstanding voting securities of a Person, or (ii) the power otherwise to elect a majority of the directors of a Person; provided, however,

(i) for purposes of determining whether a holding body corporate of a named Leica Competitor listed on Schedule 1 is a Leica Competitor, “Affiliate” shall not include any holding body corporate of the Leica Competitor (or any of its Affiliates other than the named Leica Competitor listed on Schedule 1), unless the assets of the Leica Competitor listed in Schedule 1 represent greater than:

a)             20%, in the case of acquisition of voting securities of CMC; or

b)            10%, in the case of acquisition of voting securities of NovAtel,

of the consolidated assets of the holding body corporate;

(ii) for purposes of determining whether a holding body corporate of a named NovAtel Competitor listed on Schedule 1A is a NovAtel Competitor, “Affiliate” shall not include any holding body corporate of the NovAtel Competitor (or any of its Affiliates other than the named NovAtel Competitor listed on Schedule 1A), unless the assets of the NovAtel Competitor listed in Schedule 1A represent greater than 10% of the consolidated assets of the holding body corporate.

Notwithstanding the foregoing, if it can be reasonably anticipated that such Leica Competitor or NovAtel Competitor, as the case may be, and NovAtel or Leica, as the case may be (assuming such change of control occurs) will report in all material respects to the same operating management responsible for the two businesses, the holding body corporate will be deemed to be an Affiliate.  For the purposes of this Agreement, a body corporate shall be deemed to be another’s holding body corporate if, but only if, that other is its subsidiary.

“Business Day” means a day other than a Saturday or Sunday or a public holiday in Canada or Switzerland.

“Change of Control of CMC” means the first acquisition, directly or indirectly, in one or a series of transactions, by any Leica Competitor, as then listed on Schedule 1 (together with any Person acting jointly or in concert with a Leica Competitor) of (i) 50% or more of the issued and outstanding voting securities of CMC, (ii) the power otherwise to elect a majority of the directors of CMC or (iii) a significant portion of the assets of CMC (which includes the NovAtel shares).  For greater certainty, a Change of Control of CMC and/or NovAtel shall only include the first event that satisfies the preceding conditions.

“Change of Control of Leica Geosystems” means the acquisition, directly or indirectly, in one or a series of transactions, by any NovAtel Competitor as then listed on Schedule 1A (alone or together with any person acting jointly or in concert with a NovAtel Competitor) of (i) 50% or more of the issued and outstanding voting securities of Leica Geosystems, (ii) the power otherwise to elect a majority of the directors of Leica Geosystems or (iii) a significant portion of the assets of Leica Geosystems.

“Change of Control of NovAtel” means the first acquisition, in one or a series of transactions, by any Leica Competitor as then listed on Schedule 1 (together with any Person acting jointly or in concert with a Leica Competitor) of (i) 50% or more of the issued and outstanding voting securities of NovAtel, (ii) the power otherwise to elect a majority of the directors of NovAtel or (iii) a significant portion of the assets of NovAtel or all or substantially all of the technology underlying this Agreement.  A Change of Control of CMC will not constitute a Change of Control of NovAtel.  For greater certainty, a Change of Control of CMC and/or NovAtel shall only include the first event that satisfies the preceding conditions.

“Change of Control of a NovAtel Competitor” means the acquisition, directly or indirectly, in one or a series of transactions, by Leica Geosystems (alone or together with any person acting jointly or in concert with Leica Geosystems) of (i) 50% or more of the issued and outstanding voting securities of a NovAtel Competitor then listed in Schedule 1A, (ii) the power otherwise to elect a majority of the directors of a NovAtel Competitor or (iii) a significant portion of the assets of a NovAtel Competitor.

“Confidential Information” shall have the meaning assigned to it in Clause 7.2.

“Contract Parties” means Leica Geosystems, NovAtel, CMC and Oncap.

“Development Agreement” shall mean the agreements the Parties will from time to time enter into for development of GNSS Products by NovAtel, which will define the terms for specific GNSS Product development projects, such as technical specifications, project costs, timelines and deliverables.

“GNSS” means global navigational satellite system.

“GNSS Products” means state-of-the-art OEM receiver boards, antennas and other GNSS products and technologies.

“GNSS Technologies” include single-frequency L1, Wide Area Augmentation System (“WAAS”) and other augmentation systems, dual-frequency L1/L2, L2C, L5, Galileo, Glonass receivers, pinwheel and other antennas, as well as other integrated positioning and communication technologies.

“Initial Term” shall have the meaning assigned to it in Clause 4.1.

“Intellectual Property Rights” means patents, trademarks, service marks, mask works, copyrights, and all applications for the foregoing, licences, know-how, industrial designs, trade secrets, trade names and any other similar rights arising anywhere in the world.

“Leica Competitor” means a Person who engages in the development, manufacture, design, distribution, sale or supply of, or otherwise deals in, GNSS Products and GNSS Technologies for surveying applications or other surveying measurement products. The initial list of Leica Competitors is attached as Schedule 1.  The Parties will discuss, on each anniversary date of this Agreement, whether the list of competitors should be updated using criteria consistent with those used to determine the list of competitors at the date hereof.  Upon agreement by the Parties, the list of competitors on Schedule 1 will be updated.

“Leica Triggering Event” means a Change of Control of Leica Geosystems or a Change of Control of a NovAtel Competitor.

“NovAtel Competitor” means a Person who engages in the development, manufacture, design, distribution, sale or supply of, or otherwise deals in, GNSS Products and GNSS Technologies.  The initial list of NovAtel Competitors is attached as Schedule 1A.  The Parties will discuss, on each anniversary date of this Agreement, whether the list of NovAtel Competitors should be updated using criteria consistent with those used to determine the list of competitors at the date hereof.  Upon agreement by the Parties, the list of NovAtel Competitors on Schedule 1A will be updated.

“OEM” means original equipment manufacture.

“Parties” means Leica Geosystems and NovAtel.

“Person” includes a natural person, firm, company, association, trust, partnership, joint venture, government, state, local authority or other organization (in each case whether or not having legal personality).

“Strategic Co-Operation Agreement” shall mean the Amended and Restated Strategic Co-Operation Agreement, dated as of April 5, 2004, by and between Leica and NovAtel.

“Supply Agreement” shall mean the agreements entered into by the Parties for the manufacture and supply of GNSS Products by NovAtel, which will define product supply obligations, including technical specifications, numbers of units, costs and service and support obligations.

1.2           In this Agreement, unless otherwise specified:

1.2.1        references to parties, clauses, and schedules are to clauses of, and the parties and schedules to, this Agreement, a reference to a paragraph is to the paragraph clause or schedule in which it appears and references to this Agreement include a reference to each of the Schedules;

1.2.2        headings are for convenience only and do not affect its interpretation;

1.2.3        use of any gender includes the other genders;

1.2.4        references to a “company” are to a company, corporation or other body corporate, wherever and however incorporated;

1.2.5        “include” and “including” are to be construed without limitation, general words introduced by the word “other” are not to be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words are not to be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be illustrations of those general words;

1.2.6        a reference to a date which is not a Business Day is to be construed as a reference to the next succeeding Business Day;

1.2.7        a reference to a statute or statutory provision is to that statute or provision as in force at the date of this Agreement and includes any subordinate legislation made under it and is to be construed as a reference to a statute or statutory provision of which it is a re-enactment or consolidation.

2.             Change of Control of NovAtel

2.1           On or before the occurrence of a Leica Triggering Event, in the event of a proposed Change of Control of NovAtel

(a)            for so long as NovAtel is controlled by CMC, if the event is described in clauses (i) or (iii) of the definition of Change of Control of NovAtel, which, CMC is interested in pursuing, or in the case of an asset transaction, which the board of directors of NovAtel is interested in pursuing, Leica Geosystems will have the right, for a period ending on the later of:

(i)         60 days following the date that Leica Geosystems receives written notice of a proposed Change of Control of NovAtel from CMC, and

(ii)        30 days following the date Leica Geosystems receives a copy of the offer (“Formal Offer”) from a third party to CMC in respect of a proposed Change of Control of NovAtel,

to notify CMC or NovAtel, as the case may be, of its intention to purchase and to purchase, CMC’s shares of NovAtel or NovAtel’s assets, as the case may be on the same terms as those contained in the Formal Offer made to or by the third party (other than a condition in such third party offer that such offer and the related financing is conditional on Leica Geosystems waiving or not exercising its right of purchase under this Agreement) in respect of the proposed Change of Control of NovAtel, subject to compliance with relevant regulatory requirements and securities and any other applicable laws; provided that if the Leica Competitor has not made a Formal Offer within 90 days following the date of the notice in clause (i) above, such right to purchase shall, at CMC or NovAtel’s option, as the case may be, on written notice to Leica Geosystems, terminate and the provisions of this Section 2.1 will apply in respect of any new proposed Change of Control of NovAtel; or

(b)            if the event is described in clause (ii) of the definition of Change of Control of NovAtel, Leica Geosystems will have the right to purchase CMC shares of NovAtel for fair market value on the same basis and time restrictions as set out in Clause 2.2 subject to compliance with relevant regulatory requirements and securities laws.

2.2           NovAtel or, if applicable, CMC shall, subject to compliance with applicable law, use reasonable efforts to ensure that Leica Geosystems has reasonable access to all documentation relevant to NovAtel and to NovAtel’s senior management to conduct reasonable due diligence.  NovAtel and, if applicable, CMC shall ensure that a Formal Offer is provided to Leica Geosystems prior to a Change of Control of NovAtel.  On or before the occurrence of the earlier of (i) a Leica Triggering Event and (ii) a Change of Control of NovAtel, for so long as NovAtel is controlled by CMC, in the event of a proposed Change of Control of CMC, Leica Geosystems will have the right, for a period of 30 days from the date it is notified of such proposed Change of Control of CMC, to notify (the “Leica Notice”) CMC of its intention to purchase

CMC’s shares of NovAtel.  The purchase price of the NovAtel shares shall be the shares’ fair market value as determined by Scotia Capital who shall be provided a copy of the Leica Notice.  Both parties shall have the right to present submissions to Scotia Capital as to their views of the fair market value of the NovAtel shares within 10 days following delivery of the Leica Notice. CMC and Leica Geosystems shall use their best efforts to cause Scotia Capital to complete its determination of the fair market value of the NovAtel shares within 30 days following delivery of the Leica Notice.  If, for whatever reason, Scotia Capital is unwilling or unable to determine the fair market value of the NovAtel shares in accordance with the foregoing provision, then the president of the Canadian Institute of Chartered Accountants shall appoint an independent valuator to determine such fair market value.

2.3           For so long as NovAtel is controlled by CMC, CMC shall notify Leica Geosystems in a timely manner in respect of any contemplated Change of Control of NovAtel.  For so long as NovAtel is controlled by CMC, CMC shall notify Leica Geosystems in a timely manner of any contemplated Change of Control of CMC provided that the Chief Executive Officer of CMC believes, in his or her reasonable opinion, that such notification will not have any materially prejudicial effect on, or breach any non-disclosure requirements of, such contemplated Change of Control of CMC.  Notwithstanding the foregoing, for so long as NovAtel is controlled by CMC, CMC shall ensure that Leica Geosystems is notified of a proposed Change of Control of CMC prior to a Change of Control of CMC.

2.4           If a Change of Control of NovAtel or a Change of Control of CMC is completed and Leica Geosystems does not exercise its right to terminate the Strategic Co-operation Agreement pursuant to Clause 7.1(i) therein, CMC shall use reasonable efforts to have the buyer of the shares agree to vote its shares in NovAtel to elect a Leica Geosystems nominee to the board of directors of NovAtel.

2.5           NovAtel and CMC shall use commercially reasonable efforts to obtain any shareholder consent required to enable Leica Geosystems to exercise its rights under this Clause 2.

3.             Offer Right

3.1           In the event CMC proposes to sell some or all of its shares in NovAtel, to a party other than a Leica Competitor, except to an Affiliate or subsidiary of CMC for reorganization purposes or to NovAtel management (in which case such transferee shall agree in writing to be bound by the provisions of this Agreement), Leica Geosystems will be given not less than 90 days prior notice of such proposed sale along with general information regarding the proposed terms being considered (the “CMC First Notice”).  Leica Geosystems will be entitled to make an offer to purchase some or all of such shares upon receipt of the CMC First Notice.  If Leica Geosystems intends to make an offer it will submit a non-binding letter of intent, which will include the general terms and conditions of its offer, within 45 days of receiving the CMC First Notice.  Upon acceptance by CMC of Leica Geosystems’ letter of intent, Leica Geosystems will have 45 days to conduct due diligence and submit its final offer.  CMC and NovAtel shall, subject to compliance with law, ensure that Leica Geosystems shall have reasonable access to all documentation relevant to NovAtel and to NovAtel’s senior management, in order to permit Leica Geosystems to conduct its due diligence.  If within the above time periods, CMC receives a bona fide offer from an arm’s length third party (“Purchaser”) to acquire its shares in NovAtel, it will promptly give notice to Leica Geosystems of such offer, along with general information regarding the proposed terms of such offer (the “CMC Second Notice”).  If, after receiving the CMC Second Notice, Leica Geosystems intends to make an offer to purchase CMC’s shares in NovAtel, the offer must be made and must by its terms expire within 20 days after receipt of the CMC Second Notice.  CMC shall consider any offer by Leica Geosystems in good faith, but will be under no obligation to accept any offer from Leica Geosystems.  If in connection with the proposed sale, a sale does not occur with one of the purchasers CMC is in discussions with and the sale process terminates, CMC shall again comply with the provisions of this Clause 3.1 before selling its shares of NovAtel.

3.2           Leica Geosystems is entitled at any time for so long as NovAtel is a public company, subject to compliance with relevant regulatory requirements and securities laws, to purchase shares in NovAtel on the open market.  CMC will support Leica Geosystems’ becoming a strategic shareholder in NovAtel, on terms that are fair to all the shareholders of NovAtel.

3.3           If CMC transfers some or all of its Shares in NovAtel to an Affiliate, such Affiliate shall agree in writing to be bound by the provisions of this Agreement.

4.             Term and Termination

4.1           Subject to early termination as set out in this Agreement, the initial term of this Agreement will be seven (7) years from May 1, 2003 (the “Initial Term”) and will be automatically renewed at the end of the Initial Term (or each 12 month extension pursuant to this Clause 4.1) for a further 12 months, unless either Party notifies the other in writing at least 365 days prior to the expiration of the Initial Term or any relevant subsequent 12 month extension (as the case may be) that it does not wish to renew, in which case this Agreement will terminate at the end of the Initial Term or the latest subsequent 12 month extension, as the case may be.

4.2           As used herein, a Contract Party shall be deemed a “Defaulting Party” if such Contract Party commits a material breach of its obligations under this Agreement or under any Supply or Development Agreement and, if the breach is capable of remedy, it fails to remedy such breach within 90 days (except in the case of a monetary default which shall be cured in 30 days) after having been specifically required by written notice to do so.  NovAtel may terminate this Agreement with immediate effect by written notice to the other Contract Parties at any time during which Leica Geosystems is a Defaulting Party.  Leica Geosystems may terminate this Agreement with immediate effect by written notice to the other Contract Parties at any time during which NovAtel, CMC or Oncap is a Defaulting Party.

4.3           All further rights and obligations of the Parties cease to have effect on termination of this Agreement, except that termination shall not affect the accrued rights and obligations of the Parties at the date of termination or the continued existence and validity of the rights and obligations of the Parties under this Clause 4 and those clauses which are expressly intended to survive termination and any provisions necessary for the interpretation or enforcement of this Agreement.

4.4           In the event of a Leica Triggering Event, NovAtel and/or CMC will have the right, to be exercised within 90 days of the date on which it becomes aware that a Leica Triggering Event has occurred, to terminate some or all of its obligations under this Agreement.

4.5           Oncap will automatically cease to be a party to this Agreement when Oncap and its Affiliates cease to control CMC.

4.6           This Agreement will automatically terminate upon the termination of the Strategic Co-Operation Agreement.

5.             Representations and Warranties

5.1           Leica Geosystems represents and warrants to each of the other Contract Parties, and NovAtel, CMC and Oncap severally represent and warrant, in respect of the following matters, as such matters relate to itself only, to Leica Geosystems, as follows:

5.2           it is a company (or limited partnership in the case of Oncap) duly established and existing under its jurisdiction of establishment and has the requisite power and authority to enter into this Agreement and any other agreements it is required under this Agreement to enter into (together the “Transaction Agreements”) and to perform its obligations under each of them;

5.3           this Agreement constitutes, and the other Transaction Agreements will, when executed, constitute, its binding obligations in accordance with their respective terms;

5.4           its execution and delivery of, and performance of its obligations under, this Agreement and the other Transaction Agreements will not violate, conflict with, result in a breach of, constitute a default under or give rise to a right of termination of any obligation under:

(a)           any agreement, instrument, mortgage, indenture or arrangement to which it is a party or by which it is, or any of its properties or assets are, bound;

(b)           its certificate of incorporation or memorandum or articles of association or other constitutional document; or

(c)           any order, judgement or decree of any court or governmental agency to which it is a party or by which it, or any of its properties or assets, is bound.

The execution and delivery of this Agreement will not require it to obtain any shareholders’ consent and, excluding for the purpose of the following representation and warranty the provisions of Clauses 2 and 3 with respect to NovAtel and CMC, the performance by it, of its terms will not require (i) it to obtain any shareholders consent or (ii) to obtain the approval of, or give notice to or register with, any governmental or other authority which has not been obtained, given or made at the date of this Agreement and is in full force and effect.

5.5           There are no:

(a)           outstanding judgements, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting it;

(b)           lawsuits, actions or proceedings pending or, to its knowledge threatened against or affecting it; or

(c)           investigations by any governmental or regulatory body which are, to its knowledge, pending or threatened against it,

which, have or could have a material adverse effect on the ability of it to execute and deliver, or perform its obligations under, this Agreement and the other Transaction Agreements.

6.             Limitation of Liability

6.1           Except as set out in this Agreement, all conditions, warranties, representations, terms and undertakings, express or implied, statutory or otherwise, in respect of this Agreement are excluded.

6.2           No Contract Party shall in any circumstances be liable (whether in negligence, tort, contract, misrepresentation, under any indemnity or otherwise) for any indirect, incidental, punitive, special or consequential loss or damage such as, without limitation, any loss of revenue, loss of profit and contract incurred or suffered by any other Contract Party in respect of this Agreement, even if it has been advised of the possibility of such damages.

7.             Confidentiality

7.1           During the Initial Term and any extensions under Clause 4 and after termination or expiration of this Agreement for any reason, and subject to this Clause 7, the Contract Parties will maintain all Confidential Information in strict confidence and not at any time disclose or make known to any Person or use for any purpose other than the performance of its obligations hereunder any Confidential Information and, except as provided below, all decisions regarding the timing and content of any disclosure of such Confidential Information will be subject to the prior mutual agreement of all Contract Parties.

7.2           The term Confidential Information includes (i) this Agreement and the existence and status of the Contract Parties’ negotiations and (ii) all information furnished to one Contract Party by any other Contract Party, whether by way of oral explanation or by making available any records, contracts, books of account, budgets, reports, forecasts, projections or other information, and also includes all notes, analyses, compilations, studies or other documents, whether prepared by the disclosing party or their respective representative.

7.3           Such Confidential Information will not include information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by one of the Contract Parties), (ii) was available on a non-confidential basis from a third party source, (iii) is required to be disclosed pursuant to applicable law, regulation, legal process or exchange rules or (iv) is reasonably required to be disclosed in order to enable a Contract Party to discharge its obligations hereunder; provided, however, that, in the case of subsections (iii) and (iv) hereof, any Contract Party disclosing information that would otherwise constitute Confidential Information shall, to the extent practical under the circumstances, provide prior notice of such disclosure to the other Contract Parties and, if so requested by another Contract Party, use its commercially reasonable efforts to ensure that such information is treated confidentially by the recipients.

7.4           Each Contract Party may disclose Confidential Information to employees, consultants and advisors, on a need-to-know basis, provided that the disclosing party ensures that each such individual observes the confidentiality obligations herein.

7.5           The Contract Parties will issue no press release or make any other public announcement relating their discussions or business relationships except in a mutually acceptable form, unless according to legal counsel, such Contract Party is required to issue a press release or make any other public announcement pursuant to applicable law, regulation, legal process or exchange rules.  In such event, but without limiting the foregoing, the Contract Parties will endeavour to agree on the form of a press release or other announcement.

7.6           After the termination or expiry of this Agreement each Contract Party shall immediately return to the other relevant Contract Party (or destroy if so directed) all Confidential Information received from such Contract Party, whether in printed matter form, on disk or otherwise, which is in its possession, custody or control.

7.7           The Contract Parties acknowledge that damages would not be an adequate remedy for any breach of this Clause 7 and each Contract Party shall be entitled to the remedy of injunction, specific performance and other equitable relief for any threatened or actual breach, in addition to any damages or other remedy to which it may be entitled and no proof of special damages shall be necessary for the enforcement of this Agreement.

8.             Notices

8.1           Any notice to be given under this Agreement must be in writing signed by or on behalf of the Contract Party giving it and may be delivered personally or sent by first class pre-paid post recorded delivery or by a recognised international courier service, fees prepaid, or by fax, to the recipient at its address set out in Clause 8.2 or such other address as it may have specified by giving not less than five Business Days’ notice to the others.

8.2           In the absence of evidence that it was received earlier, any notice or other communication is deemed given:

8.2.1        if delivered personally, when left at the address of the relevant Contract Party;

8.2.2        if sent by first class post, five Business Days after the date of posting;

8.2.3        if sent (fees prepaid) by a generally recognised international courier service, two Business Days after delivery to the relevant international courier; and

8.2.4        if sent by fax, on a Business Day when confirmation of its transmission has been recorded by the sender’s fax machine.

If delivery or transmission occurs after 5 p.m. on a Business Day or on a day which is not a Business Day, service is deemed to occur at 9 a.m. on the next following Business Day.

The address of each Contract Party for the purposes of this Clause 8 is:

Name of Contract Party	Address	Numbers	Attention:
Leica Geosystems AG	Heinrich Wild Strasse	Fax:	Martin Nix
	CH-9435 Heerbrugg	+41 71 727 46 89
	Switzerland		with a copy to Legal Affairs
Phone:
+41 71 727 4700

Name of Contract Party	Address	Numbers	Attention:
NovAtel Inc.	1120-68th Avenue N.E.	Fax:	Graham Purves
	Calgary, Alberta	(403) 295-0230
	Canada T2E 8S5		with a copy to Legal Affairs
Phone:
(403) 295-4964

Name of Contract Party	Address	Numbers	Attention:
CMC Electronics Inc.	600 Dr. Frederik Philips Blvd.	Fax:	Jean-Denis Roy
	St-Laurent, Quebec	(514) 748-3025
Canada H4M 2S9
Phone:
(514) 748-3013

Name of Contract Party	Address	Numbers	Attention:
Oncap L.P.	161 Bay Street, 48th Floor	Fax:	Gregory Baylin
	P.O. Box 220	(416) 214-6106
Toronto, Ontario
	Canada M5J 2S1	Phone:
(416) 214-4304

8.3           Notices and communications transmitted by e-mail are not to be considered to be in writing for the purposes of this Clause 8.

9.             Assignment

9.1           No Contract Party will, without the prior written consent of the others, assign, transfer, charge, create a trust in respect of or deal in any other manner with, or purport to assign, transfer, charge, create a trust in respect of or deal with, any of its rights or obligations under this Agreement; provided, however, that NovAtel and Leica Geosystems may assign the benefits of this Agreement as security for any third party debt financing, provided that the beneficiaries of such security agree to be bound by all or the obligations of the assignor hereunder.

10.          Entire Agreement

10.1         This Agreement, together with the Strategic Co-Operation Agreement and any Supply or Development Agreement, and the documents referred to in it, constitute the whole and only agreements and supersede any previous agreements between the Contract Parties relating to its subject matter.  Except as expressly set forth herein, in the Strategic Co-Operation Agreement or in any Supply or Development Agreement, all warranties, conditions or other terms implied by law in any jurisdiction are excluded to the fullest extent permitted by law and, if incapable of exclusion, irrevocably waived.  Each of the Contract Parties agrees that, in entering into this Agreement and the documents referred to in it, it does not rely on, and that no Contract Party is liable for, or is entitled to claim rescission or any other remedy in respect of, any statement, representation, warranty or assurance (whether negligently or innocently made) of any Person made at any time prior to the execution of this Agreement which is not expressly set out in this Agreement, in the Strategic Co-Operation Agreement or in a Supply or Development Agreement and that no Contract Party is liable for, or is entitled to any remedy in respect of, any misrepresentation or untrue statement unless and to the extent that a claim for breach of contract lies under this Agreement, in the Strategic Co-Operation Agreement or in a Supply or Development Agreement. Nothing in this Clause 10 has the effect of limiting or restricting any liability of any Contract Party arising as a result of fraud, wilful misconduct or wilful concealment.

11.          General

11.1         No variation of this Agreement or of any of the documents referred to in it is valid unless it is in writing and signed by or on behalf of each Contract Party.

11.2         No delay or failure on the part of any Contract Party in exercising a right, power or remedy provided by law or under this Agreement will impair that right, power or remedy or operate as a waiver of it or any other rights and remedies.  The single or partial exercise of any right, power or remedy provided by law or under this Agreement will not preclude any other or further exercise or the exercise of any other rights power or remedy.

11.3         Except as expressly provided in this Agreement, the rights, powers and remedies contained in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

11.4         If a provision of this Agreement is or becomes or is found by a court or other competent authority to be illegal, invalid or unenforceable, in whole or in part, under any law, such provision will to that extent only be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement will not be affected or impaired.  The Contract Parties will negotiate in good faith to replace any such illegal, invalid or unenforceable provision with a valid and enforceable provision which, as far as possible, has the same legal and commercial effect as that which it replaces.

11.5         When on a particular date a Contract Party has a right to performance by another Contract Party or a right to terminate this Agreement, such right may be enforced or exercised notwithstanding any principles of equity, and the Contract Party will be entitled to such performance or to terminate this Agreement on or after such date.

11.6         Nothing in this Agreement, and no action taken by the Contract Parties pursuant to this Agreement, creates, or is to be construed as creating, a partnership, association,

joint venture or other co-operative entity between the Contract Parties or constitutes any Contract Party as the agent of the others for any purpose whatsoever.

11.7         This Agreement may be executed in any number of counterparts, but is not effective until each Contract Party has executed at least one counterpart.  Each counterpart, once executed, is deemed to form part of and will together constitute this Agreement.

11.8         Each Contract Party will pay its own costs relating to the negotiation, preparation, execution and performance of this Agreement and any matter contemplated by it.

11.9         Nothing in this Agreement shall be construed as to creating any obligation for board members of any of the Contract Parties to forego any of their fiduciary responsibilities as board members.

12.          Several Liability

12.1         Unless expressly provided otherwise, all obligations of NovAtel, CMC and Oncap are entered into by each of them severally in relation only to itself and its liability for any breach of its obligations shall extend only to any loss or damage arising from its own breach, subject always to Clause 6 hereof.

13.          Dispute Resolution, Governing Law and Venue

13.1         This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The parties waive to the fullest extent possible any right to refer to the courts or to appeal any matter required to be submitted for binding determination pursuant to the arbitration provisions in Schedule 2, to the extent that such waiver can validly be made.

13.2         Except for matters which, by the express terms of this Agreement, are required to be submitted to binding arbitration pursuant to Schedule 2 hereto, each Contract Party agrees that it will submit to the non-exclusive jurisdiction of the courts of the Province of Alberta for the resolution of any dispute or disagreement arising under or relating to this Agreement.

This Agreement is executed by each of the Contract Parties on the date first stated on page 1.

SIGNED by Johannes J. Hess,	)
for and on behalf of LEICA	)	/s/ Johannes J. Hess
GEOSYSTEMS A.G.	)	[Director]

SIGNED by Jonathan W. Ladd,	)
for and on behalf of NOVATEL	)	/s/ Jonathan W. Ladd
INC.	)	[Chief Executive Officer]

SIGNED by Jean-Denis Roy,	)
for and on behalf of CMC	)	/s/ Jean-Denis Roy
ELECTRONICS INC.	)	[Director]

SIGNED by Donald Lewtas,	)
for and on behalf of ONCAP L.P.	)	/s/ Donald Lewtas
	)	[Secretary]

SCHEDULE 1

List of Leica Competitors

The following represents the initial list of Leica Competitors:

***

***

***

***

***

and each of their Affiliates

The Parties will, acting reasonably, discuss, on each anniversary date of this Agreement, whether the list of competitors should be updated.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1A

List of NovAtel Competitors

The following represents the initial list of NovAtel Competitors:

***

***

***

***

and each of their Affiliates

The Parties will, acting reasonably, discuss, on each anniversary date of this Agreement, whether the list of competitors should be updated.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

Arbitration Procedures

1.     In the event that a party makes a referral for determination pursuant to Sections 2.3 and 4.3 of the Agreement, the arbitration will be governed by the Rules of the London Court of International Arbitration for the time being in force which are deemed incorporated by reference into this Schedule 2 (the “Rules”).  Prior to requesting arbitration, the Parties shall make a good faith effort to resolve informally any such dispute.  A request for arbitration may not be filed until fifteen (15) days have elapsed from a written request for such informal resolution.

2.     The arbitration tribunal will consist of three arbitrators appointed in accordance with the Rules.  Each Party shall nominate one (1) arbitrator and the third arbitrator, who will act as chairperson of the arbitral tribunal, shall be nominated by agreement of the arbitrators nominated by the Parties.

3.     The seat, or legal place, of arbitration shall be London and the language to be used in the arbitral proceedings shall be English.